Exhibit 5.2
Direct line: 345 914 1656
Direct Email: catherine.pham@ogier.com
Reference: 2991-0002/GGS/SG/CP
October 30, 2007
TAM Capital Inc.
c/o Ogier Fiduciary Services (Cayman) Limited
Queensgate House
South Church Street
PO Box 1234
Grand Cayman KY1-1108
Cayman Islands
TAM S.A.
Av. Jurandir, 856
Lote 4, 1° andar
04072-000, São Paulo, SP
Federative Republic of Brazil
TAM Linhas Aéreas S.A.
Av. Jurandir, 856
Lote 4, 1° andar
04072-000, São Paulo, SP
Federative Republic of Brazil
Dear Sirs,
TAM Capital Inc. (the “Company”)
1	Request for Opinion

1.1	We have been requested to provide you with a legal opinion on matters of Cayman Islands law in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed on the date hereof by you with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed, among other things, in connection with possible offerings from time to time of debt securities of the Company (the “Debt Securities”). The Debt Securities are to be issued

Ogier	www.ogier.com

Queensgate House	A list of Partners may be
PO Box 1234	inspected on our website
Grand Cayman KY1-1108
Cayman Islands
Tel +1 345 949 9876
Fax +1 345 949 9877
British Virgin Islands • Cayman Islands • Guernsey • Hong Kong • Ireland • Jersey • London • Montevideo • New Zealand

October 30, 2007
TAM Capital Inc.
from time to time under a form of guaranteed indenture (the “Indenture”) to be entered into between, among others, the Company and a trustee to be identified later.

1.2	The Debt Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

1.3	References herein to a Schedule are references to a schedule to this opinion.

2	Documents Examined

2.1	For the purposes of giving this opinion, we have examined drafts of the Registration Statement and of the Indenture specified in Part A of Schedule 1. In addition, we have examined the corporate and other documents listed in Part B of Schedule 1.

2.2	We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to above.

3	Assumptions
In giving this opinion, we have relied upon the assumptions set out in Schedule 2, without having carried out any independent investigation or verification in respect of such assumptions.
4	Opinion
On the basis of the examinations and assumptions referred to above and subject to the qualifications set out in Schedule 3 and the limitations set out below, we are of the opinion that when the Debt Securities are duly authorised by the Company’s directors in the manner contemplated in the Company’s Memorandum and Articles of Association and have been duly executed and authenticated in the manner so authorised and in accordance with the terms of the Indenture and delivered to, and paid for by, purchasers thereof pursuant to a sale in the manner described in the prospectus (as supplemented and amended as of the time of such sale) which forms part of the Registration Statement as in effect at such time, and provided that the interest rate on those Debt Securities is not at a rate which violates applicable law, the Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

October 30, 2007
TAM Capital Inc.
5	Limitations
We offer no opinion as to:
5.1	any laws other than the laws of the Cayman Islands and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction including, but not limited to, the laws of the State of New York or the federal laws of the United States of America and we express no opinion as to the meaning, validity or effect of references in the Registration Statement or the Indenture to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than those of the Cayman Islands;

5.2	save as expressly provided herein, the commercial terms of, or the validity, enforceability or effect of the Debt Securities, the accuracy of representations, the fulfillment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Debt Securities and any agreements into which the Company may have entered or any other documents; or

5.3	as to whether the acceptance, execution or performance of the Company’s obligations under the Debt Securities will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

6	Governing Law and Reliance

6.1	This opinion is governed by, and shall be construed in accordance with, the laws of the Cayman Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the Cayman Islands at the date hereof. All references in this opinion to specific Cayman Islands legislation shall be to such legislation as amended to the date hereof.

6.2	This opinion is given for your benefit in connection with the Registration Statement and, with the exception of your professional advisers (acting only in that capacity), it may not be disclosed to or relied upon by any person or used for any other purpose or referred to without our prior written consent save that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the captions “Legal Matters” and “Enforcement of Civil Liabilities — Cayman Islands” contained in the prospectus in such Registration Statement. We also hereby consent to the incorporation by reference of our opinion to you dated August 31, 2007 as Exhibit 5.5 to the Registration Statement.

October 30, 2007
TAM Capital Inc.
Yours faithfully,

/s/ Ogier

OGIER

October 30, 2007
TAM Capital Inc.
Schedule 1
Part A
The Documents
1	A draft of the Registration Statement (without exhibits) sent to us by electronic transmission on behalf of the Company on October 23, 2007; and

2	A draft of the Indenture (without exhibits) relating to the Debts Securities between the Company, TAM S.A., TAM Linhas Aéreas S.A. as issuers, TAM S.A. and TAM Linhas Aéreas S.A. and guarantors and a trustee to be identified later.
Part B
Corporate and Other Documents Examined
1	The Certificate of Incorporation (the “Certificate of Incorporation”) of the Company dated April 5, 2007 issued by the registrar of companies in the Cayman Islands (the “Registrar”).

2	The memorandum and articles of association (the “Memorandum and Articles of Association”) of the Company filed with the Registrar on April 5, 2007.

3	A certificate signed by a director of the Company dated October 29, 2007 in the form annexed hereto (the “Director’s Certificate”) as to certain matters of fact, having attached to it a copy of the minutes of a meeting of the board of directors of the Company held on October 29, 2007 (the “Board Minutes”).

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TAM Capital Inc.
Schedule 2
Assumptions
1	At the time of issuance of the Debt Securities, the Company will be validly existing and in good standing under the laws of the Cayman Islands.

2	At the time of issuance of the Debt Securities, there has been no change of any law, rule or regulation of the Cayman Islands currently in force and applicable to the Company that materially affects its ability to perform its obligations in the Registration Statement, the Indenture and the Debt Securities.

3	All copy documents provided to us or relied upon by us (whether in facsimile, electronic or other form) conform to the originals thereof and such originals are authentic and complete and all signatures and seals thereon are genuine and that, at the time of issuance of the Debt Securities, such documents shall continue to be in full force and effect and shall not have been amended, varied, supplemented or revoked in any respect and that there are, and at the date of issuance of the Debt Securities there shall be, no agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us that materially affect, amend or vary the transactions envisaged by the Registration Statement or restrict the powers and authority of the Company in any way.

4	The Registration Statement, the Indenture any other document or agreement contemplated thereby or by the Registration Statement (the “Documents”) as well as the Debt securities shall be authorised and duly executed and delivered by or on behalf of the Company as contemplated by Cayman Islands law and the Company’s Memorandum and Articles of Association and by or on behalf of all relevant parties in accordance with all relevant laws and, to the extent required by any Document, authenticated and countersigned.

5	[The terms of the Debt Securities will conform in all material respects to the respective descriptions thereof in the prospectus, which is part of the Registration Statement.]

6	The terms of the Debt Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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TAM Capital Inc.
7	Certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by any applicable Document, duly authenticated and countersigned.

8	In resolving that the Company issue the Debt Securities and exercise its rights and perform its obligations thereunder, each of the directors of the Company will act in good faith with a view to the best interests of the Company and will exercise the standard of care, diligence and skill that is required of him.

9	Each of the Documents and the Debt Securities will at all times constitute legal, valid and binding obligations of all parties thereto, enforceable in accordance with its terms under the laws of the State of New York and all other relevant laws (other than the Cayman Islands).

10	The choice of the laws of the State of New York as the governing law of the Indenture and the Debt Securities has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of new York as a matter of the laws of the State of New York and all other relevant laws (other that the laws of the Cayman Islands).

11	No monies paid to or for the account of any party under the Documents will represent the proceeds of criminal conduct or terrorist property (as defined in the Proceeds of Criminal Conduct Law (Revised), as amended, and the Terrorism Law 2003, respectively), and none of the parties to the Documents will act in a manner inconsistent with the United Nations Sanctions or Measures extended by statutory instrument to the Cayman Islands by order of her Majesty in Council.

12	The Company is not at the date hereof, and shall not be at the time of issuance of Debt Securities, a sovereign entity of any state and does not, and shall not, have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

13	The Director’s Certificate (and the attachments thereto) is accurate and complete as at the date hereof. All individuals who have given information on which we rely have the legal capacity to do so;

14	None of the opinions expressed hereunder will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands and, in particular, but without limitation, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely impact on the capacity or authority of the Company or be contravened

October 30, 2007
TAM Capital Inc.
by the execution or delivery of the Documents or any party to the Documents exercising its rights or performing its obligations thereunder.

October 30, 2007
TAM Capital Inc.
Schedule 3
Qualifications
1	The term “enforceable” and its cognates, where used in this opinion, means that the relevant obligations are of a type which the courts of the Cayman Islands will enforce, but it does not mean that such obligations will necessarily be enforced in all circumstances or in accordance with their terms. In particular, but without limitation:
(a)	enforcement may be limited by dissolution, bankruptcy, liquidation, reorganisation, insolvency, receivership or other laws of general application relating to, or affecting the rights of, creditors;

(b)	enforcement may be limited by general principles of equity and, in particular, equitable remedies such as specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy;

(c)	claims may be barred under the laws relating to the prescription and limitation of actions or may be subject to the general doctrine of estoppel in relation to representations, acts or omissions of any relevant party or may become subject to the defence of set-off or counterclaim;

(d)	the courts of the Cayman Islands will not enforce provisions of the Debt Securities to the extent that they may be illegal or contrary to public policy in the Cayman Islands or purport to exclude the jurisdiction of the courts of the Cayman Islands or, if obligations are to be performed in a jurisdiction outside the Cayman Islands, to the extent that such performance would be illegal or contrary to public policy under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands may not enforce provisions of the Debt Securities to the extent that the transactions contemplated thereunder conflict with or breach economic or other sanctions imposed in respect of certain states or jurisdictions by any treaty, law, order or regulation applicable to the Cayman Islands;

(f)	the enforcement of the obligations of the parties to the Debt Securities may be limited by the provisions of Cayman Islands law applicable to contracts held to have been frustrated by events happening after their execution;

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TAM Capital Inc.
(g)	the effectiveness of any provisions in the Debt Securities exculpating any party from a liability or duty otherwise owed may be limited by law;

(h)	any provisions of the Debt Securities purporting to provide for a payment to be made in the event of breach of the terms of the Debt Securities would not be enforceable to the extent that the courts of the Cayman Islands were to construe such payment to be a penalty rather than a genuine pre-estimate of loss (and we express no opinion as to whether such provisions do constitute a genuine pre-estimate of loss);

(i)	the courts of the Cayman Islands may refuse to give effect to any provisions in an agreement which would involve the enforcement of any foreign revenue or penal laws;

(j)	the courts of the Cayman Islands may refuse to allow unjust enrichment or to give effect to any provisions of an agreement (including provisions relating to contractual interest on a judgment debt) that it considers usurious; and

(k)	enforcement of any obligations may be invalidated or vitiated by reason of fraud, duress, misrepresentation or undue influence.
2	The courts of the Cayman Islands may decline to accept jurisdiction in an action where it determines that there is another more appropriate forum in another jurisdiction or that a court of competent jurisdiction has already made a determination of the relevant matter or where there is litigation pending in respect thereof in another jurisdiction or it may stay proceedings if concurrent proceedings are instituted elsewhere. Notwithstanding any provision of the Debt Securities providing for the exclusive jurisdiction of courts other than those of the Cayman Islands, the courts of the Cayman Islands may not stay proceedings brought in contravention of such a provision (or, as the case may be, refuse leave to serve process outside the Cayman Islands) if the claimant shows that it is just and equitable to allow such proceedings to continue.

3	The question of whether or not any provision of the Debt Securities which may be invalid on account of illegality may be severed from the other provisions thereof would be determined by the courts of the Cayman Islands in their discretion.

4	Any provision of the Debt Securities which purports to give conclusive effect to any calculation, determination or certification may be held by the courts of the Cayman Islands not to be conclusive as such courts may review the grounds on which such calculation, determination or certification is made or given.

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5	Where any party to the Debt Securities is vested with a discretion or may determine a matter in its opinion, the courts of the Cayman Islands, if called upon to consider the issue, may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

6	Cayman Islands conflict of laws principles are derived from English common law and in the Cayman Islands, as in England, the concept of governing law does not imply that all matters pertaining to a contract or instrument (for example, the assignability of choses in action constituted by another system of law) will necessarily be determined exclusively by its governing law.

7	Stamp duty will be payable if any of the Documents or the Debt Securities are executed in, brought to or produced before a court of the Cayman Islands. Such duty will not exceed US$600 for the Debt Securities.